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                                                                  EXHIBIT 3.1(c)


                             ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                             EAGLE BANCSHARES, INC.

                                       I.

         The name of the Corporation is Eagle Bancshares, Inc.

                                      II.

         Effective the date hereof, Article VIII of the Restated Articles of Incorporation of Eagle Bancshares, Inc. hereby is amended by adding the following after the last sentence of such Article:

         "Any shares of capital stock reacquired by the Corporation shall constitute treasury shares of the Corporation."

                                      III.


         This Amendment was duly approved and adopted without shareholder action by the Board of Directors of the Corporation at a meeting duly called and held on December 26, 1995. In accordance with Sections 14-2-631(d) and 14-2- 1002 of Georgia Business Corporation Code, shareholder action was not required to adopt this Amendment.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed and attested by its duly authorized officers this 24th day of January, 1996.

                                                EAGLE BANCSHARES, INC.


                                                By: /s/ Conrad J. Sechler, Jr.
                                                   ----------------------------
                                                   Conrad J. Sechler, Jr.
                                                   Vice Chairman of the Board
                                                   and Vice President



                                                ATTEST:

                                                By: /s/ Richard B. Inman, Jr.
                                                   ----------------------------
                                                   Richard B. Inman, Jr.
                                                   Secretary and Treasurer